UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Oxygen Biotherapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 4, 2013 (the “Annual Meeting”).  The stockholders considered the five proposals described below, each of which is described in more detail in the Company’s definitive proxy statement dated November 4, 2013.  As of October 18, 2013, the record date for the Annual Meeting, there were 5,445,315 shares of common stock issued, outstanding and entitled to vote. At the Annual Meeting, 2,895,950 shares of common stock were represented in person or by proxy, constituting a quorum.  The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1:  To elect the five director nominees to the Company’s Board of Directors to serve until the sooner of the election and qualification of their successors or the next Annual Meeting of our Stockholders.  The votes were cast as follows:

	Votes For	Withheld	Broker Non-Votes
Ronald R. Blanck, DO	593,036	9,387	2,293,527
William A. Chatfield	598,036	4,387	2,293,527
Anthony A. DiTonno	595,038	7,385	2,293,527
Gregory Pepin	591,130	11,293	2,293,527
Chris A. Rallis	598,032	4,391	2,293,527

All director nominees were duly elected.

Proposal 2:  To approve our offering of Series D 8% Convertible Preferred Stock  and Warrants to JP SPC3 OXBT Fund.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
580,457	17,760	4,206	2,293,527

Proposal 2 was approved.

Proposal 3:  To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014.  The votes were cast as follows:

For	Against	Abstain
2,887,937	2,634	5,379

Proposal 3 was approved.

Proposal 4:  To approve, on an advisory basis, Named Executive Officer compensation.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
577,593	15,621	9,209	2,293,527

Proposal 4 was approved on an advisory basis.

Proposal 5:  To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.  The votes were cast as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
127,519	466,624	4,789	3,491	2,293,527

The stockholders approved, on an advisory basis, an advisory vote on executive compensation every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: December 9, 2013	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer